Exhibit 99.1
Viking Systems, Inc.
Form 8-K/A
File No. 000-49636

                                                  INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Viking Systems, Inc.


We have audited the accompanying balance sheet of the Vista Medical Technologies Visualization Business Segment (the Segment), a segment of Vista Medical Technologies, Inc., as of December 31, 2003 and 2002, and the related statements of operations, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Vista Medical Technologies Visualization Business Segment as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Segment will continue as a going concern. The Segment has incurred substantial losses from operations. As discussed in Note 1 to the financial statements, there is substantial doubt about the ability of the Segment to continue as a going concern. Management's plans in regard to that matter are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Salt Lake City, Utah
May 21, 2004

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                                   Balance Sheet

                                                                    December 31,
--------------------------------------------------------------------------------

       Assets                                           2003           2002
                                                  ------------------------------
Current assets:
  Cash and cash equivalents                       $            - $       17,842
  Short-term investments                                       -        369,745
  Accounts receivable, net                               693,725      1,026,816
  Inventories, net                                     1,113,931      1,478,668
  Prepaids and other current assets                        5,925              -
                                                  ------------------------------

          Total current assets                         1,813,581      2,893,071

Property and equipment, net                                    -         77,431
Patents and other assets, net                                  -          3,061
                                                  ------------------------------

          Total assets                            $    1,813,581 $    2,973,563
                                                  ==============================
--------------------------------------------------------------------------------
         Liabilities and Equity

Current liabilities:
  Accounts payable                                $      557,302 $      739,037
  Current portion of long-term debt                        7,467         11,788
  Payable to affiliate                                    84,941              -
  Accrued compensation                                   106,658        145,504
  Other accrued expenses                                  31,169        101,741
  Deferred revenue                                        37,500              -
                                                  ------------------------------

          Total current liabilities                      825,037        998,070

Long-term debt                                                 -          7,467
                                                  ------------------------------

          Total liabilities                              825,037      1,005,537

Commitments and contingencies

Equity:
  Contributed capital                                 67,947,643     67,939,199
  Accumulated deficit                                (66,959,099)   (65,971,173)
                                                  ------------------------------

          Total equity                                   988,544      1,968,026
                                                  ------------------------------

          Total liabilities and equity            $    1,813,581 $    2,973,563
                                                  ==============================




--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-1

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                         Statement of Operations

                                                        Years Ended December 31,
-------------------------------------------------------------------------------


                                                       2003           2002
                                                 -------------------------------

Revenues                                          $   6,220,091  $    7,477,540
                                                 -------------------------------

Costs and expenses:

Cost of revenues                                      5,048,878       5,084,550
Research and development                                739,017       1,626,607
Sales and marketing                                     330,612         249,996
General and administrative                            1,091,005       1,065,779
                                                 -------------------------------

         Total costs and expenses                     7,209,512       8,026,932
                                                 -------------------------------

Loss from operations                                   (989,421)       (549,392)
                                                 -------------------------------

Other income (expense):
  Interest expense                                         (134)              -
  Other income                                            1,629          17,367
                                                 -------------------------------

         Total other income                               1,495          17,367
                                                 -------------------------------

Net loss before income taxes                           (987,926)       (532,025)

         Income tax benefit                                   -               -
                                                 -------------------------------

Net loss                                          $    (987,926)  $    (532,025)
                                                 ===============================





--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-2

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                             Statement of Equity

                                        Years Ended December 31, 2003 and 2002
--------------------------------------------------------------------------------


                                     Contributed   Accumulated
                                       Capital       Deficit      Total Equity
                                    --------------------------------------------

Balance, January 1, 2002            $  67,868,537 $ (65,439,148) $    2,429,389

Contribution of capital                    70,662             -          70,662

Net loss                                        -      (532,025)       (532,025)
                                    --------------------------------------------

Balance, December 31, 2002             67,939,199   (65,971,173)      1,968,026

Contribution of capital                     8,444             -           8,444

Net loss                                        -      (987,926)       (987,926)
                                    --------------------------------------------

Balance, December 31, 2003          $  67,947,643 $ (66,959,099) $      988,544
                                    ============================================




--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-3

                                        VISTA MEDICAL TECHNOLOGIES VISUALIZATION
                                                                BUSINESS SEGMENT
                                                         Statement of Cash Flows

                                                        Years Ended December 31,
--------------------------------------------------------------------------------

                                                       2003           2002
                                                  ------------------------------
Cash flows from operating activities:
  Net loss                                        $    (987,926)  $    (532,025)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                     138,759         430,107
      Change in operating assets and liabilities:
      Accounts receivable                               333,091         101,467
      Inventories                                       364,737        (384,094)
      Prepaids and other current assets                  (5,925)              -
      Accounts payable                                 (181,735)         58,035
      Accrued compensation                              (38,846)        (29,909)
      Deferred revenue                                   37,500               -
      Other accrued expenses                            (70,572)       (269,578)
                                                  ------------------------------
         Net cash used in
         operating activities                          (325,976)       (625,997)
                                                  ------------------------------
Cash flows from investing activities:
   Maturities of short-term investments                 369,745         147,110
   Purchase of property and equipment                   (58,267)        (96,123)
                                                  ------------------------------
         Net cash provided by
         investing activities                           311,478          50,987
                                                  ------------------------------
Cash flows from financing activities:
   Payments of long-term debt                           (11,788)           (562)
   Contribution of capital                                8,444          70,662
   Payable to affiliate                                  84,941               -
                                                  ------------------------------
         Net cash (used in) provided by
         financing activities                            (3,344)         70,100
                                                  ------------------------------

         Net decrease in cash and cash equivalents      (17,842)       (504,910)

Cash and cash equivalents at beginning of year           17,842         522,752
                                                  ------------------------------
Cash and cash equivalents at end of year                      -          17,842
                                                  ==============================
Supplemental disclosure of cash flow information:

         Cash paid for interest                   $         134   $           -
                                                  ==============================

         Cash paid for income taxes               $           -   $           -
                                                  ==============================

--------------------------------------------------------------------------------
See accompany notes to financial statements.                                 F-4

          Vista Medical Technologies Visualization Business Segment

                          Notes to Financial Statements
                           December 31, 2003 and 2002

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS ACTIVITY

Vista Medical Technologies Visualization Business Segment (the Segment), based in Westborough, MA, was a segment of Vista Medical Technologies, Inc. The Segment develops, manufactures, and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures. The Segment's technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery. The Segment also manufactures compact, high resolution endoscopic cameras for original equipment manufacturer customers and strategic partners.

Subject to shareholder approval, on December 22, 2003, Vista Medical Technologies, Inc. entered into an Asset Purchase Agreement with Viking Systems, Inc. (Viking) regarding the sale of all the assets of the Segment, as more fully discussed in Note 7 to the financial statements.

The Segment has incurred operating losses in 2002 and 2003, and at December 31, 2003, had an accumulated deficit of approximately $67 million. At December 31, 2003, the Segment had cash, cash equivalents and short-term investments of $0. These factors raise substantial doubt about the Segment's ability to continue as a going concern. Management is pursuing several alternatives to address this situation, including raising additional funding, increasing sales through expanded sales and marketing efforts and the release of new products. However, there can be no assurance that the requisite fundings will be consummated in the necessary time frame or on terms acceptable to the Segment or that the expanded sales and marketing efforts and the release of new products will produce the cashflow necessary to sustain the operations of the Segment. Should the Segment be unable to raise sufficient funds, the Segment may be required to curtail its operating plans and possibly relinquish rights to portions of the Segment's technology or products. In addition, increases in expenses or delays in product development may adversely impact the Segment's cash position and require further cost reductions. No assurance can be given that the Segment will be able to operate profitably on a consistent basis, or at all, in the future.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Segment be unable to continue as a going concern.

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

            Vista Medical Technologies Visualization Business Segment

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Segment recognizes revenue pursuant to Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition". Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery of the product and/or services has occurred; (iii) the selling price is fixed or determinable and; (iv) collectibility is reasonably assured. Sales returns are estimated based on the historical experience and management's expectations and are recorded at the time product revenue is recognized. Shipping and handling costs are included in cost of sales.

The Segment's revenues are derived from the sale of technology products to end users, distributors and original equipment manufactures and extended warranty sales. Product revenue is recognized upon shipment, provided all the criteria of SAB 104 are met. Warranty revenue is recognized ratably over the term of the warranty.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

Cash equivalents and short-term investments consist of money market funds, certificates of deposit and commercial paper. The Segment considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Segment evaluates the financial strength of institutions at which significant investments are made and believes the related credit risk is limited to an acceptable level.

The Segment accounts for its investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and has classified its short-term investments as available-for-sale in accordance with that standard. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported in a separate component of equity. At December 31, 2003 and 2002, the cost of short-term investments was equivalent to fair value and the Segment had no unrealized gains or losses.

As of December 31, 2003 and 2002, the Segment's cash, cash equivalents and short-term investments consisted of:

                                                2003          2002
                                             ------------  -----------
         Cash                                $         -   $   17,842

         Money market funds                            -            -

         Certificates of deposit                       -      369,745
                                             ------------  -----------
                                             $         -   $  387,587
                                             ============  ===========

          Vista Medical Technologies Visualization Business Segment

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

The Segment provides credit, in the normal course of business, to commercial entities that meet specified credit requirements. The Segment's principal customers consist of original equipment manufacturers and distribution partners. The Segment provides for losses from uncollectible accounts and such losses have historically not exceeded management's expectations. As of December 31, 2003, three customers comprised $275,000, $173,000 and $116,000 or 40%, 25% and 17%,
respectively, of the outstanding trade receivables. As of December 31, 2002, three customers comprised $277,000, $223,000 and $199,000 or 15%, 12% and 11%,
respectively, of the outstanding trade receivables.

Sales to individual customers exceeding 10% or more of revenues in the years ended December 31, were as follows: during 2003, Richard Wolf GmbH, Aesculap AG, and Richard Wolf Medical Instruments Co. accounted for 28%, 23% and 12% of revenues, respectively; during 2002, Aesculap AG , Jomed, Richard Wolf, GmbH and Richard Wolf Medical Instruments Co. accounted for 20%, 14% 12% and 11% of revenues, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Segment's financial instruments, which include cash and cash equivalents, short-term investments, accounts receivable, accounts payable, capital leases and short-term bank borrowings, approximate their fair values at December 31, 2003 and 2002, due to the short-term nature of these financial instruments.

INVENTORIES

Inventories are stated at lower of cost (determined on a first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. The Segment provides for depreciation on property and equipment using the straight-line method over the estimated useful lives of the assets, generally two to five years. Marketing demonstration equipment is amortized over its estimated useful life of one year. Depreciation expense for the years ended 2003 and 2002 was approximately $136,000 and $396,000, respectively.

          Vista Medical Technologies Visualization Business Segment

PATENTS

Patents are carried at cost and amortized over five years commencing on the date the patent is issued. The Segment reviews its patents for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying value of the asset would not be recoverable. Amortization expense for the years ended 2003 and 2002 was approximately $3,000 and $34,000, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

The Segment evaluates its long-lived assets for impairment in accordance with SFAS No. 144, Accounting for the Disposal or Impairment of Long-Lived Assets. The Segment records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of the assets. There have not been any impairments of long-lived assets to date.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed in the period incurred.

INCOME TAXES

The Segment uses the asset and liability accounting method whereby deferred tax assets and liabilities are recognized based on temporary differences between the financial statements and tax bases of assets and liabilities using current statutory tax rates. A valuation allowance against net deferred tax assets is recorded if, based on the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management evaluates on a quarterly basis the ability to recover the deferred tax assets and the level of the valuation allowance.

COMPREHENSIVE INCOME / (LOSS)

Comprehensive income / (loss) is comprised of net loss and other comprehensive income/ (loss). Other comprehensive income/(loss) includes certain changes in equity that are excluded from net loss. For the years ended December 31, 2003 and 2002, the Segment had no items of comprehensive income (loss) other than its net loss.

STOCK-BASED COMPENSATION

The Segment accounts for stock-based compensation under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. The Segment has adopted SFAS No. 123, "Accounting for Stock-Based Compensation". In accordance with the provisions of SFAS 123, the Segment has elected to continue to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25"), and related interpretations in accounting for its stock option plans. As of December 31, 2003, the Segment did not have any stock options outstanding.

          Vista Medical Technologies Visualization Business Segment

NEW ACCOUNTING STANDARDS

In January 2003 FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" was issued. This interpretation requires a company to consolidate variable interest entities ("VIE") if the enterprise is a primary beneficiary (holds a majority of the variable interest) of the VIE and the VIE passes specific characteristics. It also requires additional disclosures for parties involved with VIEs. In December, 2003, the FASB issued a revision of Interpretation No. 46 (the Revised Interpretation 46). Revised Interpretation 46 codifies both the proposed modifications and other decisions previously issued through certain FASB Staff Positions (FSPs) and supersedes the original Interpretation No. 46 to include: (1) deferring the effective date of the Interpretation's provisions for certain variable interests, (2) providing additional scope exceptions for certain other variable interests, (3) clarifying the impact of troubled debt restructurings on the requirement to reconsider (a) whether an entity is a VIE or (b) which party is the primary beneficiary of a VIE, and (4) revising Appendix B of the Interpretation to provide additional guidance on what constitutes a variable interest. Accordingly, the Segment will adopt Revised Interpretation No. 46 effective the first quarter 2004 and does not expect the adoption of this interpretation will have an impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Many of these instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have an effect on the Segment's financial statements.

2. BALANCE SHEET COMPONENTS

Accounts receivable consist of the following:
                                                 December 31,
                                             2003             2002
                                         ------------------------------
           Gross accounts receivable     $    693,725     $  1,143,592
           Less: Allowance for
                     doubtful accounts              -         (116,776)
                                         -------------    -------------
                                         $    693,725     $  1,026,816
                                         =============    =============

Inventories consist of the following:
                                                 December 31,
                                             2003             2002
                                         ------------------------------
           Raw materials                 $  1,279,958     $  1,243,304
           Work in process                    340,502          375,414
           Finished goods                     796,041          904,734
                                              -------          -------
                                            2,416,501        2,523,452
           Less: Reserve for excess and
           obsolete inventory              (1,302,570)      (1,044,784)
                                         ------------------------------
                                         $  1,113,931     $  1,478,668
                                         ------------------------------

          Vista Medical Technologies Visualization Business Segment

2. BALANCE SHEET COMPONENTS (CONTINUED)

Property and equipment consists of the following:
                                                  December 31,
                                             2003              2002
                                        ---------------   ---------------
        Machinery and equipment           $  1,007,497      $  1,009,702
        Office computers, furniture and        451,611           428,314
        equipment                              163,444           111,340
        Marketing demonstration equipment       27,885            27,885
                                          ------------      ------------
        Leasehold improvements               1,650,437         1,577,241
                                          ------------      ------------
        Less: Accumulated depreciation      (1,650,437)       (1,499,810)
                                          ------------      ------------
                                          $          -      $     77,431
                                        ===============   ===============
3. COMMITMENTS

At December 31, 2003, the Segment is obligated under an operating lease, principally related to real estate. Additionally, the Segment is obligated under capital leases related to computer hardware. The following is a schedule of future minimum payments, excluding taxes and other operating costs, as of December 31, 2003:

              YEAR ENDING DECEMBER 31,               Operating     Capital
                                                      Leases        Leases

                        2004                        $   133,878     $8,234
                                                    -----------
              Less - Amounts representing interest                    (767)
                                                                  -----------
              Principal capital lease obligation                  $  7,467
                                                                  -----------

At December 31, 2003 and 2002, the Company had equipment under capital leases with costs of $19,817 for both years and accumulated depreciation of $19,817 and $9,502, respectively.

Rent expense was $268,000 for the years ended December 31, 2003 and 2002.

4. INCOME TAXES

Significant components of the Company's deferred tax assets as of December 31, 2003 and 2002 are shown below. A valuation allowance has been established to offset the deferred tax assets, as realization of such assets is uncertain.

                                                      December 31,
                                                 2003              2002
                                             --------------   ---------------
Deferred tax assets:

     Inventory reserve                       $     390,000    $      486,000
     Other                                         109,000            25,000
                                             --------------   ---------------

Total deferred tax assets                          499,000           511,000
Valuation allowance for deferred tax assets       (499,000)         (511,000)
                                             --------------   ---------------
Net deferred taxes                                       -                 -
                                             ==============   ===============

          Vista Medical Technologies Visualization Business Segment

4. INCOME TAXES (CONTINUED)

All federal and state tax net operating loss carry forwards incurred prior to the sale described in Note 7 are retained by Vista Medical Technologies, Inc.

The difference between the income tax at statutory rates and the income tax benefit is as follows:

                                                      Years Ended
                                                      December 31,
                                                -----------------------
                                                   2003          2002
                                                -----------------------

Federal income tax benefit at statutory rate    $ 336,000    $ 181,000
State income tax benefit                           33,000       18,000
Loss carryforward retained by parent             (381,000)    (226,000)
Change in valuation allowance                     (12,000)      27,000
                                                -----------------------
                                                $       -    $       -
                                                =======================


5. GEOGRAPHIC INFORMATION

Geographic information: Net sales by major geographical area, determined on the basis of destination of the goods, are as follows:


                                        2003              2002
                                    ------------      -----------
United States                       $  2,755,721      $ 3,885,214
Europe                                 3,464,370        3,592,326
                                    ------------      -----------
Total                               $  6,220,091      $ 7,477,540
                                    ------------      -----------

6. RELATED PARTY TRANSACTION

The Segment was a segment of Vista Medical Technologies, Inc. As of December 31, 2003 the Segment had advances payable to Vista Medical Technologies, Inc. of $84,941.

          Vista Medical Technologies Visualization Business Segment

7. SUBSEQUENT EVENT

On April 15, 2004, Vista Medical Technologies, Inc. (Vista) sold all of the assets of the Segment to Viking Systems, Inc. (Viking). Pursuant to the terms of the Asset Purchase Agreement, Viking purchased all assets related to the Segment in exchange for a combination of cash, common stock and assumed liabilities. Specifically, at closing, Viking paid Vista cash of approximately $159,000 and issued shares of its common stock equal to ten percent (10%) of the fully-diluted common shares of Viking stock. Additionally, at closing, Vista entered into a License Agreement with Viking pursuant to which Vista will exclusively license to Viking all intellectual property and product rights used in the operation of the Segment. In exchange for this license grant, Viking will pay Vista royalties over the next five (5) years based on sales of the products of the Segment by Viking. The License Agreement will contain minimum royalties of $150,000 in year one, $300,000 in each of years two, three and four, and $375,000 in year five. The royalties payable by Viking under the License Agreement are capped at $4,500,000, in the aggregate, over the five year period. Vista will retain ownership of all intellectual property and product rights under the License Agreement until these royalty obligations have been satisfied, at which time Vista will transfer ownership of such intellectual property and product rights to Viking. Lastly, Vista will consign to Viking at closing its current inventory of products and parts. Viking will reimburse Vista the value of that inventory, if and when sold, over the course of the next year.